Exhibit 3.120

ARTICLES OF AMENDMENT

TO

ARTICLES OF ORGANIZATION

ORLANDO TBI REALTY LLC

FIRST:	The Articles of Organization were filed on March 1, 2006 and assigned Document Number L06000022550.

SECOND:	This Amendment is submitted to amend the following:

Carol Mumford is removed as a manager. Her replacement is:

Paige Colvin
131 Chadwick Drive
Davenport, FL 32824

Dated August 3, 2006

/s/ Dollie Temples
Signature of a member or authorized representative of a member Dollie Temples, Manager & President